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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 2, 2002

                            UNITED COMMUNITY BANCORP
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             (Exact name of Registrant as specified in its charter)

      North Carolina                  0-26551                    56-2137427
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(State or other jurisdiction  (Commission File No.) (IRS Employer Identification
 of incorporation)                                   number)

                  804 Second Street, NE, Hickory, NC 28601-3843
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                    (Address of principal executive offices)

Registrant's telephone number, including area code (828) 431-2300

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             (Former name or address, if changed since last report.)

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ITEM 5. OTHER MATERIAL EVENTS
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On August 2, 2002 the Registrant entered into an Agreement and Plan of Merger with Community Bancshares, Inc., North Wilkesboro, North Carolina ("Community"), whereby Community would be merged with and into Registrant and Community's wholly-owned subsidiary bank, Northwestern National Bank would be merged with and into one of Registrant's wholly-owned subsidiary banks, Catawba Valley Bank. Shareholders of Community will receive either cash of $21.00 per share or shares of Registrant's common stock valued at $21.00 per share or a combination of both, with 70% of Community's shares being exchanged for shares of Registrant's common stock and 30% being exchanged for cash. The transaction is subject to shareholder approvals of both Registrant and Community and federal and state banking authorities.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           UNITED COMMUNITY BANCORP

                           By:      /s/ R. Steve Aaron
                                    ------------------
                                    R. Steve Aaron
                                    President and Chief Executive Officer

Dated:    August 5, 2002

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                          EXHIBIT INDEX
                          -------------

Exhibit
Number      Description of Exhibit
-------     ----------------------

   2 Agreement and Plan of Merger by and between United Community Bancorp and Community Bancshares, Inc. dated August 2, 2002.

  99        Press Release.

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